SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 9, 2025

ENPRO INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 9, 2025, Enpro Inc. (the “Company,” “Enpro,” “we” or “our”) entered into a Second Amendment to Third Amended and Restated Credit Agreement dated as of April 9, 2025 (the “Amended Credit Facility Agreement”) among the Company, EnPro Holdings, Inc. (“EnPro Holdings”), the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, which amends the Third Amended and Restated Credit Agreement (the “Existing Credit Facility Agreement”) dated as of December 17, 2021, as amended, among the Company and EnPro Holdings as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Amended Credit Facility Agreement provides for a senior secured revolving credit facility of up to $800.0 million (the “Revolving Credit Facility”), which will mature on April 9, 2030. The Amended Credit Facility Agreement provides that we may seek incremental term loans and/or additional revolving credit commitments in an amount equal to the greater of $275.0 million and 100% of consolidated EBITDA for the most recently ended four-quarter period for which we have reported financial results, plus additional amounts based on a consolidated senior secured leverage ratio. Any incremental term loans will be subject to prepayment with the net cash proceeds of non-permitted debt issuances and with the net cash proceeds of certain asset sales and casualty or condemnation events not reinvested in our business or applied to prepay such term loans within a specified period.

Borrowings under the Revolving Credit Facility, at our option, bear interest at either (1) an alternate base rate (the highest of (a) the federal funds effective rate plus 0.50%, (b) the prime rate of Bank of America, N.A., and (c) the one-month Term SOFR rate plus 1.00%) or (2) the Term SOFR rate for the applicable interest period plus, in each case, an applicable margin percentage, which initially is 1.375% for Term SOFR borrowings and 0.375% for alternate base rate borrowings and is subject to incremental increase or decrease based on a consolidated total net leverage ratio. In addition, a commitment fee accrues with respect to the unused amount of the Revolving Credit Facility at an annual rate of 0.175% initially, which rate is also subject to incremental increase or decrease based on a consolidated total net leverage ratio.

Enpro Inc. and EnPro Holdings, Inc. are the permitted borrowers under the Amended Credit Facility Agreement. We have the ability to add wholly owned foreign subsidiaries as borrowers under the Revolving Credit Facility. Each of our domestic, consolidated subsidiaries (subject to certain exclusions) is required to guarantee the obligations of the borrowers under the Amended Credit Facility Agreement.

Collateral. Borrowings under the Amended Credit Facility Agreement are secured by a first priority pledge of the following assets:

•	100% of the capital stock of each domestic, consolidated subsidiary of Enpro Inc.;

•	65% of the capital stock of any first tier foreign subsidiary of Enpro Inc. and its domestic subsidiaries (subject to certain exclusions); and

•
substantially all of the assets (including, without limitation, machinery and equipment, inventory and other goods, accounts receivable, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash, but excluding real estate interests) of Enpro Inc. and the subsidiary guarantors.

Financial Covenants. The Amended Credit Facility Agreement contains certain financial covenants and required financial ratios, including:

•
a maximum consolidated total net leverage ratio of not more than 4.0 to 1.0 (with total debt, for the purposes of such ratio, to be net of unrestricted cash of Enpro Inc. and its consolidated subsidiaries), which ratio may be increased (up to three times) at the borrowers’ option to not more than 4.5 to 1.0 for the four-quarter period following a significant acquisition; and

•	a minimum consolidated interest coverage ratio of at least 2.5 to 1.0.

Affirmative and Negative Covenants. The Amended Credit Facility Agreement contains affirmative and negative covenants (subject, in each case, to customary exceptions and qualifications), including covenants that limit our ability to, among other things:

•	grant liens on our assets;

•	incur additional indebtedness (including guarantees and other contingent obligations);

•	make certain investments (including loans and advances);

•	merge or make other fundamental changes;

•	sell or otherwise dispose of property or assets;

•	pay dividends and other distributions and prepay certain indebtedness, including the notes offered hereby;

•	make changes in the nature of our business;

•	enter into transactions with our affiliates;

•	enter into burdensome contracts; and

•	modify or terminate documents related to certain indebtedness.

Events of Default. The Amended Credit Facility Agreement contains events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, breaches of representations and warranties, cross-default to other debt, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation, certain changes of control of Enpro Inc. and the invalidity of subordination provisions of subordinated indebtedness.

The foregoing description of the Amended Credit Facility Agreement is qualified in its entirety to the terms of the Amended Credit Facility Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1
Second Amendment to Third Amended and Restated Credit Agreement dated as of April 9, 2025 among Enpro Inc., EnPro Holdings, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2025

ENPRO INC.

	By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President and General Counsel